Investor Presentation and Supplemental Information March 2025 Exhibit 99.1

Investor Presentation and Supplemental Information | March 20251 254, 192, 59 75, 108, 127 146, 204, 238 0, 0, 0 38, 169, 224 153, 223, 227 Disclaimer 242, 242, 242 This presentation contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. These forward-looking statements can be identified by the use of words such as “expect,” “plan,” "will," “estimate,” “project,” “intend,” “believe,” “guidance,” and other similar expressions that do not relate to historical matters. These forward-looking statements are subject to known and unknown risks and uncertainties that can cause actual results to differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, our continued ability to source new investments, risks associated with using debt and equity financing to fund our business activities (including refinancing and interest rate risks, changes in interest rates and/or credit spreads, changes in the price of our common shares, and conditions of the equity and debt capital markets, generally), unknown liabilities acquired in connection with acquired properties or interests in real-estate related entities, general risks affecting the real estate industry and local real estate markets (including, without limitation, the market value of our properties, the inability to enter into or renew leases at favorable rates, portfolio occupancy varying from our expectations, dependence on tenants’ financial condition and operating performance, and competition from other developers, owners and operators of real estate), the financial performance of our retail tenants and the demand for retail space, particularly with respect to challenges being experienced by general merchandise retailers, potential fluctuations in the consumer price index, risks associated with our failure to maintain our status as a REIT under the Internal Revenue Code of 1986, as amended, and other additional risks discussed in our filings with the Securities and Exchange Commission. We expressly disclaim any responsibility to update or revise forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Investor Presentation and Supplemental Information | March 20251 254, 192, 59 75, 108, 127 146, 204, 238 0, 0, 0 38, 169, 224 153, 223, 227 Table of Contents 242, 242, 242 Business Update 2 Investment Highlights 3 Portfolio Review 6 Leverage & Liquidity 16 Peer Comparison 19 Commitment to ESG 22 Financials 24 Glossary 30

Investor Presentation and Supplemental Information | March 20252 254, 192, 59 75, 108, 127 146, 204, 238 0, 0, 0 38, 169, 224 153, 223, 227 1. As of December 31, 2024. 2. Pro forma adjustments made to reflect i) the unsettled portion of shares sold on a forward basis as if they had been physically settled on December 31, 2024 and ii) the increase in capacity of the Company's revolving credit facility following its amendment in February 2025. 3. Completed investments and dispositions from January 1, 2025 through February 27, 2025. Includes transaction costs. Amounts are preliminary and are subject to change. 4. As of February 27, 2025, we were party to purchase and sale agreements, letters of intent or similar agreements relating to potential investments and purchase and sale agreements relating to potential dispositions. There can be no assurance that these investments and dispositions will be completed. Healthy Net Lease Portfolio1 • Stable Portfolio: 99.7% leased; same-store rent growth has averaged 1.4% over the last four quarters • Strong Coverage: Unit-level coverage of 3.5x with ~99% of ABR required to report unit-level P&Ls • De-Minimis Lease Expiration Risk: Only 5.8% of ABR (3.8x coverage) expiring through 2029 • Fungible & Diversified: Average asset size is $2.9mm; Top 10 tenants represent just 17.6% of ABR Well Positioned Balance Sheet And Liquidity • Balance Sheet Strength1: In 4Q’24, raised $79 million of forward common equity, with ~$381 million of net proceeds available from unsettled forward equity as of December 31, 2024. Subsequent to quarter-end, closed on upsized $1.0 billion revolving credit facility with a fully-extended maturity date of February 2030. • Investment Grade Balance Sheet1: Asset base is 100% unencumbered with no secured debt • Low Leverage2: Proforma Net Debt / Annualized Adjusted EBITDAre of 3.8x at 4Q'24-end • Excellent Liquidity2: ~$1.4bn of pro forma liquidity • Well-Laddered Low-Cost Debt: Weighted average debt maturity is 4.2 years, and weighted average interest rate is 4.1% Consistent & Disciplined External Growth • Investment Activity Remains Healthy at Attractive Cap Rates: Closed investments of ~$183mm in 1Q'25 to date3 and ~$238mm under PSA or LOI4, with 1Q'25 expected initial cash yield of ~7.7% • Accretive Capital Recycling: With ~$19 million of dispositions closed in 1Q'25 to date3 at 7.0% cash yield and ~$32mm under PSA4 at 7.2% yield, continue to selectively recycle capital at attractive prices Business Update Continuing to Execute Our Business Plan

Investor Presentation and Supplemental Information | March 20253 254, 192, 59 75, 108, 127 146, 204, 238 0, 0, 0 38, 169, 224 153, 223, 227 EPRT Board Meeting Management Presentation First Quarter Ended March 31, 2023 Investment Highlights

Investor Presentation and Supplemental Information | March 20254 254, 192, 59 75, 108, 127 146, 204, 238 0, 0, 0 38, 169, 224 153, 223, 227 BBB/BBB- Investment Grade Rated • Originating bespoke capital solutions, 100% structured as Sale-Leasebacks3 in 4Q'24 • 16 core industries in the net lease sector, intentionally selected for e-commerce resilience • Granular focus on fungible properties in essential consumer industries with 93%2 in the service and experiential sectors Investment Highlights Differentiated Model Built for Higher Growth with Lower Risk, Addressing a Large and Underserved Marketplace 242, 242, 242 14.0 Years Weighted Average Lease Term (WALT)2 3.5x Average Unit-Level Rent Coverage2 $2.9mm Average Investment per Property2 3.8x Net Debt to Annualized Adjusted EBITDAre4 $6.0B Undepreciated Gross Assets2 Higher Growth with Methodical Deployment • Consistent sector leading annual AFFO growth of ~9%1 per share since IPO • Methodically expanding the pipeline with compelling risk-adjusted returns through relationship- driven sourcing, highlighted by 79% repeat business2 in 4Q'24 • Size enables platform efficiency while facilitating growth off a smaller base of ~6bn of assets2 Lower Reliance on Capital Markets • Low leverage with PF Net Debt / EBITDA of 3.8x4 • Conservative payout ratio of 66%2 results in ~$120m retained free cash flow2 per year • No Debt Maturities Until 2027 With a Weighted Average Maturity of 4.2 Years2 Focused, Differentiated Investment Strategy Large, Growing Addressable Market • More than 200,000 businesses in the middle market, generating 1/3 of US GDP • Growth in sponsor activity among the middle market with tenants focusing on increasing store count • Structural changes in banking system driving tighter lending conditions, creating secular demand for private credit solutions Operational and Financial Highlights 1. AFFO growth calculated from 2019 to 2024 2. As of December 31, 2024. 3. Based on Cash ABR as of December 31, 2024. 4. Pro forma adjustments made to reflect i) the unsettled portion of shares sold on a forward basis as if they had been physically settled on December 31, 2024 and ii) the increase in capacity of the Company's revolving credit facility following its amendment in February 2025.

Investor Presentation and Supplemental Information | March 20255 254, 192, 59 75, 108, 127 146, 204, 238 0, 0, 0 38, 169, 224 153, 223, 227 Historical Credit Performance Comparable to Investment Grade (BBB-) Bonds1 Disciplined Underwriting Approach — Four Key Risk Mitigants Provide Downside Protection Business Concept & Unit-Level Profitability Real Estate Underwriting Portfolio Construction and Industry Selection Tenant Corporate Credit Analysis High Unit-Level Coverage Conservative rental rates and cash flow cushions provide a margin of safety Profitable Units Are Vital for the Operator Unit revenue production and low rental rates enhance the probability of a lease affirmation in adverse scenarios Fungible Property Investments Liquidity in transaction and leasing markets is more favorable for smaller properties, driving better recovery rates Comprehensive Real Estate Analysis Focus on investing at attractive cost basis: discount to replacement cost and comparable transactions Thorough Credit Analysis of New Tenants Leveraging data insights from our existing 4132 tenants, with 98.9%3 reporting financial data on a regular basis Meticulous Diligence Process Underwriting teams constantly improving pre-closing processes Carefully Curated Industries Focused on growth-oriented operators in our targeted e-commerce resilient service industries Disciplined Portfolio Construction Diversification provides further risk mitigation, with our top 10 tenants representing just 17.6%3 of Cash ABR Since Inception4 ~30 bps annualized credit loss 1. Moody’s Annual Default Study 2023; BBB– corporate bonds averaged ~50 bps annualized default rate from 1983-2022 with an average senior unsecured bond recovery rate of ~42% for a calculated annualized credit loss of 30 bps. 2. As of December 31, 2024. 3. Based on Cash ABR as of December 31, 2024. 4. Rent loss statistics based on most recent portfolio credit study (calculated from inception in 2016 through 12/31/2023)

Investor Presentation and Supplemental Information | March 20256 254, 192, 59 75, 108, 127 146, 204, 238 0, 0, 0 38, 169, 224 153, 223, 227 Portfolio Review

Investor Presentation and Supplemental Information | March 20257 254, 192, 59 75, 108, 127 146, 204, 238 0, 0, 0 38, 169, 224 153, 223, 227 242, 242, 242 1. As of December 31, 2024 2. Includes 150 properties that secure mortgage loans receivable. 3. Includes investments in mortgage loans receivable made in support of sale-leaseback transactions. December 31, 2024 Investment Properties (#)2 2,104 Square Footage (mm) 22.4 Tenants (#) 413 Industries (#) 16 States (#) 49 Weighted Average Remaining Lease Term (Years) 14.0 Master Leases (% of Cash ABR) 66.1 % Sale-Leaseback (% of Cash ABR)3 92.2 % Unit-Level Rent Coverage 3.5x Unit-Level Financial Reporting (% of Cash ABR) 98.9 % Leased (%) 99.7 % Top 10 Tenants (% of Cash ABR) 17.6 % Average Investment Per Property ($mm) $2.9 New Vintage Portfolio Focused on Targeted Industries Disciplined Investing Focused on Service-Oriented and Experience-Based Businesses with Unit-Level Reporting Portfolio Highlights • E-Commerce Resistant1: • Focus on 16 Industries: • Long WALT Limits Near-Term Cash Flow Erosion1: • Highly Transparent with No Legacy Issues1: 93% of cash ABR comes from service-oriented and experience-based tenants Results in greater sector expertise and more efficient asset management 5.8% of our ABR expires through 2029 98.9% unit-level reporting; investment program started in June 2016 Tenant Industry Diversification

Portfolio Summary

Tenant and Industry Diversification

Top 10 Tenants

Top 10 Tenants[1]	Properties[2]	% of Cash ABR
Equipment Share	59	4.2%
Chicken N Pickle	8	1.9%
yes way	13	1.6%
Bright Path	32	1.6%
Crunch Fitness[4]	12	1.5%
Super Star Car Wash	20	1.4%
Pops Mart	26	1.4%
Tidal Wave Auto Spa	16	1.4%
festival	7	1.3%
Circle K[5]	40	1.3%
Top 10 Tenants	**233**	**17.6%**
Total	**2,097**	**100%**

Diversification by Industry

Tenant Industry	Type of Business	Cash ABR ($'000s)	% of Cash ABR	# of Properties[2]	Building SqFt[3]	Rent Per SqFt[3]
Car Washes	Service	$ 65,352	14.2%	195	993,402	$ 64.32
Medical / Dental	Service	54,162	11.8%	233	1,955,274	26.35
Early Childhood Education	Service	54,093	11.7%	230	2,459,190	21.50
Quick Service	Service	42,115	9.1%	428	1,135,522	37.07
Automotive Service	Service	36,035	7.8%	265	1,956,478	18.16
Casual Dining	Service	34,695	7.5%	145	1,006,976	31.93
Convenience Stores	Service	29,867	6.5%	169	699,890	38.38
Equipment Rental and Sales	Service	24,723	5.4%	86	1,675,003	14.76
Other Services	Service	12,360	2.7%	59	763,088	16.29
Pet Care Services	Service	6,953	1.5%	39	335,760	20.15
Family Dining	Service	6,666	1.5%	29	221,953	30.03
Service Subtotal		**367,021**	**79.7%**	**1,878**	**13,202,536**	**26.92**
Entertainment	Experience	36,122	7.8%	62	2,247,463	15.21
Health and Fitness	Experience	21,670	4.7%	46	1,788,976	10.78
Movie Theatres	Experience	4,404	1.0%	6	293,206	15.02
Experience Subtotal		**62,196**	**13.5%**	**114**	**4,329,645**	**13.38**
Grocery	Retail	13,677	3.0%	40	1,604,320	8.53
Home Furnishings	Retail	1,530	0.3%	3	176,809	8.65
Retail Subtotal		**15,207**	**3.3%**	**43**	**1,781,129**	**8.54**
Other Industrial	Industrial	12,181	2.6%	39	1,790,388	6.49
Building Materials	Industrial	3,966	0.9%	23	1,257,017	3.16
Industrial Subtotal		**16,147**	**3.5%**	**62**	**3,047,405**	**5.11**
Total/Weighted Average		**$ 460,571**	**100 %**	**2,097**	**22,360,715**	**$ 19.88**

1. Represents tenant, guarantor or parent company.
2. Property count includes 150 properties that secure mortgage loans receivable, but excludes seven vacant properties.
3. Calculation excludes seven vacant properties, properties with no annualized base rent, and properties under construction.
4. Tenant is Undefeated Tribe, a franchisee of the concept, Crunch Fitness.
5. Tenant is Alimentation Couche-Tard, owner of Circle K

8 Investor Presentation and Supplemental Information | March 2025 ESSENTIAL PROPERTIES

Investor Presentation and Supplemental Information | March 20259 254, 192, 59 75, 108, 127 146, 204, 238 0, 0, 0 38, 169, 224 153, 223, 227 Diversified Portfolio – Our Tenants Identify the Location of Opportunities Geographical Diversity is an Output of our Strategy • Geographic Diversity1 ~77% of Total Cash ABR comes from Top 20 States (States with >2.0% of our total ABR) ~51% of Total Cash ABR comes from Sunbelt states, as our tenants increasingly seek to expand their businesses in higher-growth markets % of Total ABR1 0.1-0.9% 1.0-1.9% 2.0-2.9% 3.0-3.9% ≥ 4.0% 2.1% 2.3% 12.6% 3.5% 3.3% 2.4% 5.0% 2.6% 3.0% 3.4% 2.1% 5.7% 2.1% 3.9% 7.3%2.3% 6.4% 2.0% 2.6% 2.7% 1. As of December 31, 2024.

Investor Presentation and Supplemental Information | March 202510 254, 192, 59 75, 108, 127 146, 204, 238 0, 0, 0 38, 169, 224 153, 223, 227 Net Investment Activity Investment Summary 242, 242, 242 1. Includes investments in mortgage loans receivable. 2. Cash ABR for the first full month after the investment divided by the gross investment in the property plus transaction costs. 3. GAAP rent and interest income for the first twelve months after the investment divided by the gross investment in the property plus transaction costs. 4. As a percentage of cash ABR for the quarter. 5. Includes investments in mortgage loan receivables collateralized by more than one property. 6. Includes investments in mortgage loans receivable made in support of sale-leaseback transactions. Investments1 1Q'23 2Q'23 3Q'23 4Q'23 1Q'24 2Q'24 3Q'24 4Q'24 Number of Transactions 24 29 30 43 36 35 37 37 Property Count 57 78 65 93 79 83 57 78 Avg. Investment per Unit (in 000s) $3,401 $3,350 $2,812 $3,008 $2,767 $3,393 $4,102 $3,281 Cash Cap Rates2 7.6% 7.4% 7.6% 7.9% 8.1% 8.0% 8.1% 8.0 % GAAP Cap Rates3 9.0% 8.7% 8.7% 9.1% 9.3% 9.1% 9.1% 9.2 % Weighted Average Lease Escalation 2.0% 1.8% 1.9% 1.8% 2.0% 1.8% 1.9% 1.9% 1.9% 2.1% 2.0 % Master Lease %4,5 86% 57% 60% 72% 82% 76% 57% 69 % Sale-Leaseback %4,6 100% 99% 100% 97% 100% 100% 89% 100 % Existing Relationship %4 94% 66% 86% 96% 87% 82% 79% 79% % of Financial Reporting4 100% 100% 100% 100% 100% 100% 100% 100 % Rent Coverage Ratio 3.3x 3.9x 3.3x 3.3x 2.7x 3.0x 4.7x 3.4x Lease Term Years 19.0 19.3 17.6 17.6 17.2 17.8 17.2 17.7 $207,147 $277,361 $213,327 $314,865 $248,770 $333,910 $307,615 $333,435 $— $40,000 $80,000 $120,000 $160,000 $200,000 $240,000 $280,000 $320,000 $360,000 In ve st m en t A ct iv ity ($ 00 0s )

Investor Presentation and Supplemental Information | March 202511 254, 192, 59 75, 108, 127 146, 204, 238 0, 0, 0 38, 169, 224 153, 223, 227 Net Investment Activity Disposition Summary 242, 242, 242 1. Includes the impact of transaction costs. 2. Gains/(losses) based on our initial purchase price. 3. Cash ABR at time of sale divided by gross sale price (excluding transaction costs) for the property. 4. Excludes properties sold pursuant to an existing tenant purchase option or properties purchased by the tenant. 5. Property count excludes dispositions of undeveloped land parcels or dispositions where only a portion of the owned parcel was sold. Dispositions 1Q'23 2Q'23 3Q'23 4Q'23 1Q'24 2Q'24 3Q'24 4Q'24 Realized Gain/(Loss) 1,2 (2.1) % (0.9) % (2.3) % 8.2% (20.1) % (49.0) % (25.5) % (2.1) % Cash Cap Rate on Leased Assets 3,4 6.1% 6.2% 6.5% 6.6% 6.5% 7.3% 6.8% 7.0 % Leased Properties Sold 5 17 14 9 9 6 4 7 24 Vacant Properties Sold 5 — 2 1 — 1 2 2 — Rent Coverage Ratio 2.3x 2.2x 3.6x 3.5x 2.7x 0.5x 13.2x 3.6x $37,161 $41,736 $28,496 $30,602 $11,949 $4,783 $16,973 $60,449 $— $10,000 $20,000 $30,000 $40,000 $50,000 $60,000 $70,000 $80,000 D is po si tio n A ct iv ity ($ 00 0s )1

Investor Presentation and Supplemental Information | March 202512 254, 192, 59 75, 108, 127 146, 204, 238 0, 0, 0 38, 169, 224 153, 223, 227 Leasing Summary Lease Escalations 242, 242, 242 1. Based on cash ABR as of December 31, 2024. 2. Represents the weighted average annual escalation rate of the entire portfolio as if all escalations occur annually. For leases in which rent escalates by the greater of a stated fixed percentage or CPI, we have assumed an escalation equal to the stated fixed percentage in the lease. As any future increase in CPI is unknowable at this time, we have not included an increase in the rent pursuant to these leases in the weighted average annual escalation rate presented. Lease Escalation Frequency Lease Escalation Type Weighted Average Lease Escalation Frequency % of Cash ABR Annual Escalation Rate1,2 Annually 82.0% 1.7% Every 2 years 0.9% 1.5% Every 3 years 0.1% 1.7% Every 4 years 0.2% 2.0% Every 5 years 13.6% 1.9% Other escalation frequencies 1.7% 0.0% Flat 1.6% 0.0% Total / Weighted Average 100.0% 1.7% CPI 1.8% Flat 1.6% Contractual Fixed 96.6%

Investor Presentation and Supplemental Information | March 202513 254, 192, 59 75, 108, 127 146, 204, 238 0, 0, 0 38, 169, 224 153, 223, 227 Leasing Summary Same-Store Analysis 242, 242, 242 Same-Store Portfolio Performance ¹ Contractual Cash Rent ($000s)² % Type of Business 4Q'23 4Q'24 Change Service $ 62,838 $ 63,666 1.3% Experience 10,656 10,833 1.7% Retail 3,273 3,306 1.0% Industrial 2,886 2,940 1.9% Total Same-Store Rent $ 79,653 $ 80,745 1.4% 1.6% 1.5% 1.2% 1.5% 1.5% 1.4% 1.4% 1.4% 1Q'23 2Q'23 3Q'23 4Q'23 1Q'24 2Q'24 3Q'24 4Q'24 —% 0.2% 0.4% 0.6% 0.8% 1.0% 1.2% 1.4% 1.6% 1.8% Trailing 8 Qtr. Avg. Same-Store Rent Growth ¹ 1. All properties owned, excluding new sites under construction, for the entire same-store measurement period, which is October 1, 2023 through December 31, 2024. The same-store portfolio for 4Q'24 is comprised of 1,720 properties and represents 70% of our total portfolio as measured by contractual cash rent and interest divided by our cash ABR at December 31, 2024. 2. The amount of cash rent and interest our tenants are contractually obligated to pay per the in-place lease or mortgage as of December 31, 2024; excludes (i) percentage rent that is subject to sales breakpoints per the lease and (ii) redevelopment properties in a free rent period

Investor Presentation and Supplemental Information | March 202514 254, 192, 59 75, 108, 127 146, 204, 238 0, 0, 0 38, 169, 224 153, 223, 227 % o f C as h A B R < 1.00x 1.00 to 1.49x 1.50 to 1.99x ≥ 2.00x NR C C C + B - B B + B B - B B B B + B B B - B B B B B B + A - A A + A A - —% 2% 4% 6% 8% 10% 12% 14% 16% 18% 20% % o f C as h A B R < 1.00x 1.00 to 1.49x 1.50 to 1.99x ≥ 2.00x NR 20 25 20 26 20 27 20 28 20 29 20 30 20 31 20 32 20 33 20 34 20 35 20 36 20 37 20 38 20 39 20 40 A fte r —% 2% 4% 6% 8% 10% 12% 14% 16% 18% 20% 23% ≥ 2.00x: 70.4% Not Reported 1.1% 1.50x to 1.99x: 15.1% 1.00x to 1.49x: 10.3% < 1.00x: 3.1% Portfolio Summary Portfolio Health Tenant Financial Reporting Requirements % of Cash ABR by Unit-Level Coverage Tranche1 Unit-Level Coverage by Lease ExpirationUnit-Level Coverage by Tenant Credit2 Note: ‘NR’ means not reported. 1. Certain tenants, whose leases do not require unit-level financial reporting, provide the Company with unit-level financial information. The data shown includes unit-level coverage for these leases. 2. The chart illustrates the portions of annualized base rent as of December 31, 2024 attributable to leases with tenants having specified implied credit ratings based on their Moody’s RiskCalc scores. Moody’s equates the EDF scores generated using RiskCalc with a corresponding credit rating. Rent Coverage Ratio (x) Reporting Requirements % of Cash ABR Unit-Level Financial Information 98.9% Corporate-Level Financial Reporting 98.8% Both Unit-Level and Corporate-Level Financial Information 98.2% No Financial Information 0.5% Rent Coverage Ratio (x) Expiring through 2029: 5.8% of ABR, 3.8x coverage

Investor Presentation and Supplemental Information | March 202515 254, 192, 59 75, 108, 127 146, 204, 238 0, 0, 0 38, 169, 224 153, 223, 227 Leasing Summary Leasing Expiration Schedule, Lease Renewal Activity and Statistics 242, 242, 242 1. Expiration year of contracts in place as of December 31, 2024 and excludes any tenant option renewal periods that have not been exercised. 2. Property count includes 150 properties that secure mortgage loans receivable, but exclude seven vacant properties. 3. Weighted by cash ABR as of December 31, 2024. 4. New cash ABR reflects full lease rental rate without giving effect to free rent or discounted rent periods. 5. New cash ABR divided by total cash ABR as of December 31, 2024. Annual Lease Expiration by Cash ABR Leasing Activity – Trailing 12 Months Leasing Statistics Lease Terminated Leases Re-Leased Total $(000)s Renewals Without Vacancy After Vacancy Leasing Prior Cash ABR 4,783 2,847 223 7,853 New Cash ABR4 4,960 2,813 161 7,933 Recovery Rate 103.7% 98.8% 72.3% 101.0 % Number of Leases 42 27 3 72 Average Months Vacant — — 5.9 — % of Total Cash ABR5 1.4% 0.8% — % 2.2 % Vacant Properties at September 30, 2024 3 Expiration Activity — Lease Termination 5 (Vacant Property Sales) — (Leasing Activity) (1) Vacant Properties at December 31, 2024 7 Cash ABR % of # of Wgt. Avg. Year1 ($000)s Cash ABR Properties2 Coverage3 2025 $ 2,535 0.6% 17 3.0x 2026 3,476 0.8% 24 3.2x 2027 5,741 1.2% 43 3.5x 2028 4,378 1.0% 16 2.6x 2029 10,479 2.3% 119 4.9x 2030 4,129 0.9% 45 3.8x 2031 12,401 2.7% 66 3.0x 2032 12,835 2.8% 43 4.1x 2033 7,984 1.7% 30 2.7x 2034 30,100 6.5% 201 6.4x 2035 16,260 3.5% 104 4.1x 2036 40,300 8.8% 159 4.1x 2037 24,005 5.2% 126 4.1x 2038 53,264 11.6% 206 3.6x 2039 39,941 8.7% 159 3.6x 2040 22,551 4.9% 104 2.3x 2041 19,399 4.2% 92 2.9x 2042 33,408 7.3% 149 2.7x 2043 48,689 10.6% 178 2.5x 2044 54,227 11.7% 178 3.3x Thereafter 14,469 3.0% 38 2.9x Total $ 460,571 100.0% 2,097 3.5x

Investor Presentation and Supplemental Information | March 202516 254, 192, 59 75, 108, 127 146, 204, 238 0, 0, 0 38, 169, 224 153, 223, 227 Leverage & Liquidity

Investor Presentation and Supplemental Information | March 202517 254, 192, 59 75, 108, 127 146, 204, 238 0, 0, 0 38, 169, 224 153, 223, 227 4.1x 4.2x 3.7x 4.0x 3.6x 3.8x 3.5x 3.8x 1Q'23 2Q'23 3Q'23 4Q'23 1Q'24 2Q'24 3Q'24 4Q'24 0.0x 1.0x 2.0x 3.0x 4.0x 5.0x 6.0x Conservative and Flexible Debt Structure Investment Grade Balance Sheet with Strong Credit Profile 242, 242, 242 1. Pro forma adjustments made to reflect i) the unsettled portion of shares sold on a forward basis as if they had been physically settled on December 31, 2024 and ii) the increase in capacity of the Company's revolving credit facility following its amendment in February 2025. 2. Cash Adjusted EBITDAre divided by cash interest expense for the three months ended December 31, 2024 3. As of December 31, 2024. 4. See prior period disclosures for further details on pro forma adjustments. • Well-Laddered Maturities: Weighted avg. maturity 4.2 yrs • Low-Cost Debt Structure: Weighted avg. interest rate 4.1% • Low Leverage1: PF Net Debt / Adjusted EBITDAre 3.8x • High Cash Flow Coverage2: Fixed Charge Coverage 5.2x • 100% Unsecured Balance Sheet: Asset base 100% Measure Actual3 Aggregate Debt <=60% 35 % Debt Service >=1.50x 3.6x Maintenance of Total Unencumbered Assets >=150% 287 % Secured Debt <=40% — % Consistently Conservative Leverage Credit Highlights Minimal Near-Term Debt Maturities1 Unsecured Senior Note Covenants (PF Net Debt as %age of Annualized Adjusted EBITDAre)4 Leverage Position Supporting External Growth M at ur in g P rin ci pa l B al an ce ($ m m ) 430 400 450 1,450 400 2027 Term Loan 2028 Term Loan 2029 Term Loan 2030 Term Loan Public Unsecured Bonds Revolving Credit Facility Availability 2024 2025 2026 2027 2028 2029 2030 2031 — 250 500 750 1,000 1,250 1,500 1

Investor Presentation and Supplemental Information | March 202518 254, 192, 59 75, 108, 127 146, 204, 238 0, 0, 0 38, 169, 224 153, 223, 227 Consistently Strong Liquidity to Fund Growth ($mm) Strong Liquidity to Drive Leading AFFO/sh Growth $1.0B of Liquidity and Balance Sheet Capacity to Support External Growth Aspirations 242, 242, 242 ($mm) 4Q'24 Pro Forma 4Q'241 Cash $ 45.0 $ 425.8 Unused Revolver Capacity 600.0 1,000.0 Forward Equity - Unsettled 380.8 — Total Available Liquidity $ 1,025.8 $ 1,425.8 1. Pro forma adjustments have been made to reflect: i) the 13,119,110 unsettled shares sold on a forward basis through the Company's ATM Program as if they had been physically settled for cash on December 31, 2024 and ii) the increase in capacity of the Company's revolving credit facility following its amendment in February 2025. Strong Liquidity to Near-Term Investment Opportunities $694 $775 $634 $990 $780 $698 $1,148 $1,426 Total Liquidity Investment Volume 1Q'23 2Q'23 3Q'23 4Q'23 1Q'24 2Q'24 3Q'24 4Q'24 $— $200 $400 $600 $800 $1,000 $1,200 $1,400 $1,600

Investor Presentation and Supplemental Information | March 202519 254, 192, 59 75, 108, 127 146, 204, 238 0, 0, 0 38, 169, 224 153, 223, 227 Peer Comparison

Investor Presentation and Supplemental Information | March 202520 254, 192, 59 75, 108, 127 146, 204, 238 0, 0, 0 38, 169, 224 153, 223, 227 Source: Public filings and press releases. Note: Data based on reported filings for period ending December 31, 2024, not adjusted for post quarter-end subsequent events. ‘NR’ means not reported. Companies may define service-oriented and experienced-based tenants differently, may calculate weighted average remaining lease term differently, may calculate unit-level coverage differently (including peers on a mean or median basis with EPRT representing a weighted average) and may calculate the percentage of their tenants reporting differently than EPRT. Accordingly, such data for these companies and EPRT may not be comparable. 1. Designations entitled “other” are counted as one industry, even though the “other” segment could represent multiple industries. 2. Investment value includes land and improvements, building and improvements, lease incentives, CIP, intangible lease assets, loans and direct financing lease receivables and real estate investments held for sale, all at cost. 3. EPRT, GTY, and O coverage based on four-wall. Differentiated Net Lease Investment Opportunity Portfolio Mix and Underlying Fundamentals are Favorable Relative to Peers Strong Unit-Level Coverage3 & Transparency Service-Oriented & Experience-Based Industries Limited Intermediate-Term Lease Maturities 242, 242, 242 (% of ABR) (% of Rent Expiring through 2027) Less Reliance on Top 10 Tenancy – Fungible Properties (% of ABR) 18% 19% 22% 24% 31% 37% 45% 64% 65% EPRT WPC BNL O NNN ADC NTST FCPT GTY 93% 93% 88% 71% 37% 29% 27% 23% 23% EPRT GTY FCPT NNN O BNL ADC NTST WPC 4.9x 3.5x 3.3x 2.9x 2.6x FCPT EPRT BNL O GTY ADC NNN NTST WPC Total Number of Tenant Industries1 % Unit-Level Financial Reporting Average Investment Per Property ($mm)2 Weighted Average Lease Term (# of Years) NR NR NR NR 3% 5% 8% 11% 11% 12% 15% 15% 16% EPRT NTST GTY WPC BNL ADC O NNN FCPT 16 6 4 37 89 55 32 26 19 $2.9 $11.4 $6.8 $7.2 $3.1 $3.4 $3.2 $2.8 $1.9 66% 99% 94% NR 94% NR NR NR NR 14.0 9.8 10.2 12.3 10.2 7.9 9.3 9.9 7.3

Investor Presentation and Supplemental Information | March 202521 254, 192, 59 75, 108, 127 146, 204, 238 0, 0, 0 38, 169, 224 153, 223, 227 Source: Public filings and S&P Capital IQ. Note: Market data as of February 27, 2025. Peer data based on reported filings for period ending December 31, 2024, not adjusted for post quarter-end subsequent events. 1. 2025E AFFO per share multiple calculated using current price per share and CapitalIQ mean 2025E AFFO per share estimates. 2. 2025E AFFO per share growth is calculated using CapitalIQ mean 2025E AFFO per share estimates and 2024A AFFO per 3. Companies may define annualized adjusted EBITDAre differently, accordingly, data for these companies and EPRT may not be comparable. 2025E AFFO per Share Multiple1 2025E AFFO per Share Growth2 242, 242, 242 Relative Valuation, Growth and Leverage Compelling Valuation, Projected AFFO/sh Growth Relative to Net Lease Peers, and Conservative Leverage Net Debt + Preferred / EBITDAre (Net Debt plus Preferred-to-Annualized Adjusted EBITDAre3) 3.3x 3.8x 4.2x 4.5x 4.9x 5.4x 5.4x 5.5x 5.5x ADC EPRT GTY NTST BNL FCPT O NNN WPC 8.3% 4.5% 4.2% 3.1% 2.9% 2.9% 2.6% 1.9% 1.8% EPRT ADC WPC O GTY BNL FCPT NNN NTST 17.2x 16.9x 16.1x 13.2x 13.0x 13.0x 12.3x 11.4x 11.3x EPRT ADC FCPT WPC O GTY NNN NTST BNL

Investor Presentation and Supplemental Information | March 202522 254, 192, 59 75, 108, 127 146, 204, 238 0, 0, 0 38, 169, 224 153, 223, 227 Commitment to ESG

Investor Presentation and Supplemental Information | March 202523 254, 192, 59 75, 108, 127 146, 204, 238 0, 0, 0 38, 169, 224 153, 223, 227 Governance • Leading governance practices, Board accountability, strong board diversity, required minimum stock ownership, published compensation clawback policy, and no hedging or pledging • Industry recognized investor engagement and disclosure practices Environmental, Social and Governance Strong Governance, Innovative Approach to Sustainability, Commitment to Diversity, Equity & Inclusion Plan Environmental Social Implementing sustainability upgrades at our properties to positively impact our tenants’ profitability and prospects for success • Providing dynamic work environment, rewarding work experience and career development for our team • Providing positive work environment, valuing equal opportunity and fair employment practices • Strive to offer our employees attractive and equitable compensation and healthy work/ life balance • Providing our employees with outlets to pursue professional development and civic engagement 23% Racial/Ethnic Diversity 40% Women 14% Racial/Ethnic Diversity 75% Women Total Company Non-Executive Management 98%1 Green Leases 1. Measured by number of properties acquired 2020-2023 Champion of Board Diversity Avg. Tenure 5.8 yrs. 6 Independent Directors 43% Women 14% Racial/Ethnic Diversity Green Leases in 202486% Independent Low Tenure Strong Diversity 2023 Silver Winner of Investor CARE Award Is now our standard lease form and it provides us with contractual rights to install sustainability improvements at our properties and receive annual utility billing/ usage data. The EPRT Green Lease 2024 Corporate Board Diversity Award

Investor Presentation and Supplemental Information | March 202524 254, 192, 59 75, 108, 127 146, 204, 238 0, 0, 0 38, 169, 224 153, 223, 227 Financials

Investor Presentation and Supplemental Information | March 202525 254, 192, 59 75, 108, 127 146, 204, 238 0, 0, 0 38, 169, 224 153, 223, 227 1. Includes contingent rent (based on a percentage of the tenant's gross sales at the leased property) of $244, $225, $863 and $743 for the three months and year ended December 31, 2024 and 2023, respectively. 2. Includes reimbursable income or reimbursable expenses from the Company's tenants of $854, $674, $3,188 and $2,867 for the three months and year ended December 31, 2024 and 2023, respectively. 3. During the year ended December 31, 2023, includes debt extinguishment costs associated with the full repayment of the Company’s 2024 Term Loan. Three Months Ended December 31, Year Ended December 31, (in thousands, except share and per share data) 2024 2023 2024 2023 (Unaudited) (Unaudited) (Unaudited) (Audited) Revenues: Rental revenue1,2 $ 112,358 $ 92,937 $ 425,749 $ 339,897 Interest on loans and direct financing lease receivables 7,333 4,580 23,409 18,128 Other revenue, net 17 217 452 1,570 Total revenues 119,708 97,734 449,610 359,595 Expenses: General and administrative 8,469 7,335 35,161 30,678 Property expenses2 1,313 1,317 4,997 4,663 Depreciation and amortization 32,829 27,440 122,161 102,219 Provision for impairment of real estate 2,587 1,903 14,845 3,548 Change in provision for loan losses (19) (14) 230 (99) Total expenses 45,179 37,981 177,394 141,009 Other operating income: Gain on dispositions of real estate, net 4,575 4,847 5,977 24,167 Income from operations 79,104 64,600 278,193 242,753 Other (expense)/income: Loss on debt extinguishment3 — — — (116) Interest expense (23,958) (15,760) (78,544) (52,597) Interest income 559 595 3,069 2,011 Other income — — 1,548 — Income before income tax expense 55,705 49,435 204,266 192,051 Income tax expense 157 164 628 636 Net income 55,548 49,271 203,638 191,415 Net income attributable to non-controlling interests (174) (176) (634) (708) Net income attributable to stockholders $ 55,374 $ 49,095 $ 203,004 $ 190,707 Basic weighted-average shares outstanding 177,425,316 157,561,157 173,855,427 152,140,735 Basic net income per share $ 0.31 $ 0.31 $ 1.16 $ 1.25 Effects of dilutive securities: OP Units 553,847 553,847 553,847 553,847 Unvested RSAs and RSUs 1,097,847 485,818 859,785 421,292 Forward Sales 3,249,790 595,955 1,846,111 405,980 Diluted weighted-average shares outstanding 182,326,800 159,196,777 177,115,170 153,521,854 Diluted net income per share $ 0.30 $ 0.31 $ 1.15 $ 1.24 Financial Summary Consolidated Statements of Operations 242, 242, 242

Investor Presentation and Supplemental Information | March 202526 254, 192, 59 75, 108, 127 146, 204, 238 0, 0, 0 38, 169, 224 153, 223, 227 1. Includes the following during the: i) three months ended December 31, 2023 — $0.1 million of accelerated expense related to the departure of a board member; ii) year ended December 31, 2023 — $0.1 million loss on debt extinguishment, $0.9 million of insurance recovery income and $0.3 million of severance expense and non-cash compensation expense. 2. Calculations exclude $120, $103, $472 and $407 from the numerator for the three months and year ended December 31, 2024 and 2023, respectively, related to dividends paid on unvested restricted stock units. Financial Summary Funds from Operations (FFO) and Adjusted Funds from Operations (AFFO) 242, 242, 242 Three Months Ended December 31, Year Ended December 31, (unaudited, in thousands except per share amounts) 2024 2023 2024 2023 Net income $ 55,548 $ 49,271 $ 203,638 $ 191,415 Depreciation and amortization of real estate 32,786 27,402 121,997 102,103 Provision for impairment of real estate 2,587 1,903 14,845 3,548 Gain on dispositions of real estate, net (4,575) (4,847) (5,977) (24,167) Funds from Operations 86,346 73,729 334,503 272,899 Non-core expense (income)1 — 78 — (510) Core Funds from Operations 86,346 73,807 334,503 272,389 Adjustments: Straight-line rental revenue, net (7,403) (9,636) (38,661) (30,375) Non-cash interest 1,088 992 4,086 3,187 Non-cash compensation expense 2,622 2,170 10,827 9,192 Other amortization expense 1,066 263 1,802 1,507 Other non-cash adjustments 101 28 1,075 (73) Capitalized interest expense (2,070) (665) (5,760) (2,430) Adjusted Funds from Operations $ 81,750 $ 66,959 $ 307,872 $ 253,397 Net income per share2: Basic $ 0.31 $ 0.31 $ 1.16 $ 1.25 Diluted $ 0.30 $ 0.31 $ 1.15 $ 1.24 FFO per share2: Basic $ 0.48 $ 0.47 $ 1.92 $ 1.78 Diluted $ 0.47 $ 0.46 $ 1.89 $ 1.77 Core FFO per share2: Basic $ 0.48 $ 0.47 $ 1.92 $ 1.78 Diluted $ 0.47 $ 0.46 $ 1.89 $ 1.77 AFFO per share2: Basic $ 0.46 $ 0.42 $ 1.76 $ 1.66 Diluted $ 0.45 $ 0.42 $ 1.74 $ 1.65

Investor Presentation and Supplemental Information | March 202527 254, 192, 59 75, 108, 127 146, 204, 238 0, 0, 0 38, 169, 224 153, 223, 227 Financial Summary Consolidated Balance Sheets 242, 242, 242 (in thousands, except share and per share amounts) December 31, 2024 December 31, 2023 ASSETS (Unaudited) (Audited) Investments: Real estate investments, at cost: Land and improvements $ 1,865,610 $ 1,542,302 Building and improvements 3,536,000 2,938,012 Lease incentive 17,903 17,890 Construction in progress 153,789 96,524 Intangible lease assets 94,047 89,209 Total real estate investments, at cost 5,667,349 4,683,937 Less: accumulated depreciation and amortization (476,827) (367,133) Total real estate investments, net 5,190,522 4,316,804 Loans and direct financing lease receivables, net 352,066 223,854 Real estate investments held for sale, net 10,018 7,455 Net investments 5,552,606 4,548,113 Cash and cash equivalents 40,713 39,807 Restricted cash 4,265 9,156 Straight-line rent receivable, net 143,435 107,545 Derivative assets 27,714 30,980 Rent receivables, prepaid expenses and other assets, net 29,949 32,660 Total assets $ 5,798,682 $ 4,768,261 LIABILITIES AND EQUITY Unsecured term loans, net of deferred financing costs $ 1,721,114 $ 1,272,772 Senior unsecured notes, net 396,403 395,846 Revolving credit facility — — Intangible lease liabilities, net 10,700 11,206 Dividend payable 55,608 47,182 Derivative liabilities 7,585 23,005 Accrued liabilities and other payables 35,145 31,248 Total liabilities 2,226,555 1,781,259 Commitments and contingencies — — Stockholders' equity: Preferred stock, $0.01 par value; 150,000,000 authorized; none issued and outstanding as of 12/31/24 and 12/31/23 — — Common stock, $0.01 par value; 500,000,000 authorized; 187,537,592 and 164,635,150 issued and outstanding as of 12/31/24 and 12/31/23, respectively 1,875 1,646 Additional paid-in capital 3,658,219 3,078,459 Distributions in excess of cumulative earnings (113,302) (105,545) Accumulated other comprehensive income 16,886 4,019 Total stockholders' equity 3,563,678 2,978,579 Non-controlling interests 8,449 8,423 Total equity 3,572,127 2,987,002 Total liabilities and equity $ 5,798,682 $ 4,768,261

Investor Presentation and Supplemental Information | March 202528 254, 192, 59 75, 108, 127 146, 204, 238 0, 0, 0 38, 169, 224 153, 223, 227 Financial Summary GAAP Reconciliations to EBITDAre, GAAP NOI, Cash NOI and Estimated Run Rate Metrics 242, 242, 242 1. Adjustment is made to reflect EBITDAre, NOI and Cash NOI as if all re-leasing activity, investments in and dispositions of real estate and loan repayments completed during the three months ended December 31, 2024 had occurred on October 1, 2024. 2. Adjustment is made to i) exclude non-core adjustments made in computing Core FFO, ii) exclude changes in our provision for credit losses and iii) eliminate the impact of seasonal fluctuation in certain non-cash compensation expense recorded in the period. 3. Adjustment excludes lease termination or loan prepayment fees and contingent rent (based on a percentage of the tenant's gross sales at the leased property) where payment is subject to exceeding a sales threshold specified in the lease, if any. Three Months Ended (unaudited, in thousands) December 31, 2024 Net income $ 55,548 Depreciation and amortization 32,829 Interest expense 23,958 Interest income (559) Income tax expense 157 EBITDA 111,933 Provision for impairment of real estate 2,587 Gain on dispositions of real estate, net (4,575) EBITDAre 109,945 Adjustment for current quarter re-leasing, acquisition and disposition activity1 3,856 Adjustment to exclude other non-core and non-recurring activity2 (784) Adjustment to exclude termination/prepayment fees and certain percentage rent3 (93) Adjusted EBITDAre - Current Estimated Run Rate 112,924 General and administrative 9,360 Adjusted net operating income ("NOI") 122,284 Straight-line rental revenue, net1 (8,748) Other amortization expense 1,066 Adjusted Cash NOI $ 114,602 Annualized EBITDAre $ 439,780 Annualized Adjusted EBITDAre $ 451,696 Annualized Adjusted NOI $ 489,136 Annualized Adjusted Cash NOI $ 458,408

Investor Presentation and Supplemental Information | March 202529 254, 192, 59 75, 108, 127 146, 204, 238 0, 0, 0 38, 169, 224 153, 223, 227 1. Rates presented for our term loans are fixed at the stated rates after giving effect to our interest rate swaps plus applicable margin and SOFR premium of 105bps. 2. Weighted average maturity calculation is made after giving effect to extension options exercisable at our election. 3. Prior to its amendment in February 2025, our revolving credit facility provided a maximum aggregate initial original principal amount of up to $600 million and borrowings bore interest at Term SOFR plus applicable margin and SOFR premium of 95bps. Following its amendment, our revolving credit facility provides a maximum aggregate initial original principal amount of up to $1.0 billion, includes an accordion feature to increase, subject to certain conditions, the maximum availability of the facility by up to $1.0 billion, borrowings bear interest at Term SOFR plus applicable margin of 77.5bps and the facility matures in February 2030, after giving effect to extension options exercisable at the Company's election. 4. Common equity & units as of December 31, 2024, based on 187,537,592 common shares outstanding and 553,847 OP units held by non-controlling interests. 5. Pro forma adjustments have been made to reflect the unsettled portion of shares sold on a forward basis through our ATM Program as if they had been physically settled on December 31, 2024. Financial Summary Market Capitalization, Debt Summary and Leverage Metrics 242, 242, 242 (dollars in thousands, except share and per share amounts) December 31, 2024 Rate Wtd. Avg. Maturity Unsecured debt: February 2027 term loan1 $ 430,000 2.5% 2.1 years January 2028 term loan1 400,000 4.7% 3.1 years February 2029 term loan1,2 450,000 5.4% 4.2 years January 2030 term loan1,2 450,000 4.9% 5.0 years Senior unsecured notes due July 2031 400,000 3.1% 6.5 years Revolving credit facility3 — —% 1.1 years Total unsecured debt 2,130,000 4.1% 4.2 years Gross debt 2,130,000 Less: cash & cash equivalents (40,713) Less: restricted cash available for future investment (4,265) Net debt 2,085,022 Equity: Preferred stock — Common stock & OP units (188,091,439 shares @ $31.28/share as of 12/31/24)4 5,883,500 Total equity 5,883,500 Total enterprise value ("TEV") $ 7,968,522 Pro forma adjustments to Net Debt and TEV:5 Net debt $ 2,085,022 Less: Unsettled forward equity (13,119,110 shares @ $29.03/share as of 12/31/24) (380,848) Pro forma net debt 1,704,174 Total equity 5,883,500 Common stock — unsettled forward equity (13,119,110 shares @ $31.28/share as of 12/31/24) 410,366 Pro forma TEV $ 7,998,040 Gross Debt / Undepreciated Gross Assets 33.9% Net Debt / TEV 26.2% Net Debt / Annualized Adjusted EBITDAre 4.6x Pro Forma Gross Debt / Undepreciated Gross Assets 32.0% Pro Forma Net Debt / Pro Forma TEV 21.3% Pro Forma Net Debt / Annualized Adjusted EBITDAre 3.8x

Investor Presentation and Supplemental Information | March 202530 254, 192, 59 75, 108, 127 146, 204, 238 0, 0, 0 38, 169, 224 153, 223, 227 Glossary

Investor Presentation and Supplemental Information | March 202531 254, 192, 59 75, 108, 127 146, 204, 238 0, 0, 0 38, 169, 224 153, 223, 227 Glossary Supplemental Reporting Measures 242, 242, 242 FFO, Core FFO and AFFO Our reported results are presented in accordance with U.S. generally accepted accounting principles ("GAAP"). We also disclose funds from operations (“FFO”), core funds from operations (“Core FFO”) and adjusted funds from operations (“AFFO”), each of which is a non-GAAP financial measures. We believe these non-GAAP financial measures are industry measures used by analysts and investors to compare the operating performance of REITs. We compute FFO in accordance with the definition adopted by the Board of Governors of the National Association of Real Estate Investment Trusts ("NAREIT"). NAREIT defines FFO as GAAP net income or loss adjusted to exclude extraordinary items (as defined by GAAP), net gain or loss from sales of depreciable real estate assets, impairment write-downs associated with depreciable real estate assets and real estate-related depreciation and amortization (excluding amortization of deferred financing costs and depreciation of non-real estate assets), including the pro rata share of such adjustments of unconsolidated subsidiaries. FFO is used by management, and may be useful to investors and analysts, to facilitate meaningful comparisons of operating performance between periods and among our peers primarily because it excludes the effect of real estate depreciation and amortization and net gains and losses on sales (which are dependent on historical costs and implicitly assume that the value of real estate diminishes predictably over time, rather than fluctuating based on existing market conditions). We compute Core FFO by adjusting FFO, as defined by NAREIT, to exclude certain GAAP income and expense amounts that we believe are infrequent and unusual in nature and/or not related to our core real estate operations. Exclusion of these items from similar FFO-type metrics is common within the equity REIT industry, and management believes that presentation of Core FFO provides investors with a metric to assist in their evaluation of our operating performance across multiple periods and in comparison to the operating performance of our peers, because it removes the effect of unusual items that are not expected to impact our operating performance on an ongoing basis. Core FFO is used by management in evaluating the performance of our core business operations. Items included in calculating FFO that may be excluded in calculating Core FFO include certain transaction related gains, losses, income or expense or other non-core amounts as they occur. To derive AFFO, we modify the NAREIT computation of FFO to include other adjustments to GAAP net income related to certain items that we believe are not indicative of our operating performance, including straight- line rental revenue, non-cash interest expense, non-cash compensation expense, other amortization expense, other non-cash charges and capitalized interest expense. Such items may cause short-term fluctuations in net income but have no impact on operating cash flows or long-term operating performance. We believe that AFFO is an additional useful supplemental measure for investors to consider to assess our operating performance without the distortions created by non-cash and certain other revenues and expenses. FFO, Core FFO and AFFO do not include all items of revenue and expense included in net income, they do not represent cash generated from operating activities, and they are not necessarily indicative of cash available to fund cash requirements; accordingly, they should not be considered alternatives to net income as a performance measure or cash flows from operations as a liquidity measure and should be considered in addition to, and not in lieu of, GAAP financial measures. Additionally, our computation of FFO, Core FFO and AFFO may differ from the methodology for calculating these metrics used by other equity REITs and, therefore, may not be comparable to similarly titled measures reported by other equity REITs.

Investor Presentation and Supplemental Information | March 202532 254, 192, 59 75, 108, 127 146, 204, 238 0, 0, 0 38, 169, 224 153, 223, 227 Glossary Supplemental Reporting Measures 242, 242, 242 We also present our earnings before interest, taxes and depreciation and amortization for real estate (“EBITDA”), EBITDA further adjusted to exclude gains (or losses) on sales of depreciable property and real estate impairment losses (“EBITDAre”), net debt, net operating income (“NOI”) and cash NOI (“Cash NOI”), all of which are non-GAAP financial measures. We believe these non-GAAP financial measures are accepted industry measures used by analysts and investors to compare the operating performance of REITs. EBITDA and EBITDAre We compute EBITDA as earnings before interest, income taxes and depreciation and amortization. In 2017, NAREIT issued a white paper recommending that companies that report EBITDA also report EBITDAre. We compute EBITDAre in accordance with the definition adopted by NAREIT. NAREIT defines EBITDAre as EBITDA (as defined above) excluding gains (or losses) from the sales of depreciable property and real estate impairment losses. We present EBITDA and EBITDAre as they are measures commonly used in our industry and we believe that these measures are useful to investors and analysts because they provide important supplemental information concerning our operating performance, exclusive of certain non-cash and other costs. We use EBITDA and EBITDAre as measures of our operating performance and not as measures of liquidity. EBITDA and EBITDAre do not include all items of revenue and expense included in net income, they do not represent cash generated from operating activities and they are not necessarily indicative of cash available to fund cash requirements; accordingly, the should not be considered alternatives to net income as a performance measure or cash flows from operations as a liquidity measure and should be considered in addition to, and not in lieu of, GAAP financial measures. Additionally, our computation of EBITDA and EBITDAre may differ from the methodology for calculating these metrics used by other equity REITs and, therefore, may not be comparable to similarly titled measures reported by other equity REITs. Net Debt We calculate our net debt as our gross debt (defined as total debt plus net deferred financing costs on our secured borrowings) less cash and cash equivalents and restricted cash deposits held for the benefit of lenders. We believe excluding cash and cash equivalents and restricted cash deposits held for the benefit of lenders from gross debt, all of which could be used to repay debt, provides an estimate of the net contractual amount of borrowed capital to be repaid, which we believe is a beneficial disclosure to investors and analysts. NOI and Cash NOI We compute NOI as total revenues less property expenses. NOI excludes all other items of expense and income included in the financial statements in calculating net income or loss. Cash NOI further excludes non-cash items included in total revenues and property expenses, such as straight- line rental revenue and other amortization and non-cash charges. We believe NOI and Cash NOI provide useful and relevant information because they reflect only those income and expense items that are incurred at the property level and present such items on an unlevered basis. NOI and Cash NOI are not measurements of financial performance under GAAP. You should not consider our NOI and Cash NOI as alternatives to net income or cash flows from operating activities determined in accordance with GAAP. Additionally, our computation of NOI and Cash NOI may differ from the methodology for calculating these metrics used by other equity REITs and, therefore, may not be comparable to similarly titled measures reported by other equity REITs.

Investor Presentation and Supplemental Information | March 202533 254, 192, 59 75, 108, 127 146, 204, 238 0, 0, 0 38, 169, 224 153, 223, 227 Glossary Supplemental Reporting Measures 242, 242, 242 Adjusted EBITDAre / Adjusted NOI / Adjusted Cash NOI We further adjust EBITDAre, NOI and Cash NOI i) based on an estimate calculated as if all investment and disposition activity that took place during the quarter had been made on the first day of the quarter, ii) to exclude certain GAAP income and expense amounts that we believe are infrequent and unusual in nature and iii) to eliminate the impact of lease termination fees and contingent rental revenue from our tenants which is subject to sales thresholds specified in the lease. We then annualize these estimates for the current quarter by multiplying them by four, which we believe provides a meaningful estimate of our current run rate for all investments as of the end of the current quarter. You should not unduly rely on these measures, as they are based on assumptions and estimates that may prove to be inaccurate. Our actual reported EBITDAre, NOI and Cash NOI for future periods may be significantly less than these estimates of current run rates. Cash ABR Cash ABR means annualized contractually specified cash base rent in effect as of the end of the current quarter for all of our leases (including those accounted for as direct financing leases) commenced as of that date and annualized cash interest on our mortgage loans receivable as of that date. Rent Coverage Ratio Rent coverage ratio means the ratio of tenant-reported or, when unavailable, management’s estimate based on tenant-reported financial information, annual EBITDA and cash rent attributable to the leased property (or properties, in the case of a master lease) to the annualized base rental obligation as of a specified date. GAAP Cap Rate GAAP Cap Rate means annualized rental income computed in accordance with GAAP for the first full month after investment divided by the purchase price, as applicable, for the property. Cash Cap Rate Cash Cap Rate means annualized contractually specified cash base rent for the first full month after investment or disposition divided by the purchase or sale price, as applicable, for the property.